Delek US Holdings Announces Closing of the Acquisition of Alon USA

•	Combination creates a Permian-focused company with refining, logistics, retail and marketing operations

•	Annual synergies of $85 million to $105 million expected to be achieved in 2018

•	Creates ability to unlock significant logistics value through future potential drop downs to Delek Logistics Partners, LP

•	Combined company benefits from Delek US’ strong balance sheet

•	Expected to be highly accretive to earnings per share in 2018

BRENTWOOD, Tenn. — June 30, 2017 — Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today announced the closing of the acquisition of the remaining outstanding shares of Alon USA Energy, Inc. (NYSE: ALJ) (“Alon”) common stock in an all-stock transaction. The close of this transaction will be effective at 12:02 a.m. Eastern Time on July 1, 2017. Under terms of the agreement, the owners of the remaining outstanding shares in Alon will receive a fixed exchange ratio of 0.5040 Delek US shares for each share of Alon, with cash paid in lieu of fractional shares. Prior to this transaction, Delek US owned approximately 33.7 million shares, or 47 percent, of the common stock of Alon. Following closing, Delek US will have approximately 82.0 million shares outstanding.

Uzi Yemin, Chairman, President and Chief Executive Officer of Delek US, stated, “With the transaction now complete, I want to welcome the Alon employees, and we look forward to integrating Alon’s operations into Delek. We will be focused on working together to grow the combined organization and achieve meaningful synergies across the business. The combined refining operation will be one of the largest buyers of crude from the Permian Basin among the independent refiners. We also will have the ability to unlock additional value with an estimated $70 million to $85 million of annual logistics EBITDA from Alon’s assets through future potential drop downs to Delek Logistics Partners. The combined company will create a platform for future logistics projects to support a larger refining system.”

Yemin continued, “We believe this strategic combination creates a larger, more diverse company that is well positioned to take advantage of opportunities in the market and better navigate the cyclical nature of our business. Our strong financial position, combined with the ability to achieve $85 million to $105 million of expected synergies and unlock logistics value, should allow our capital allocation program to include initiatives to improve operations, take advantage of growth opportunities and return cash to shareholders, as we work to drive long-term value creation for our shareholders.”

The combined company will primarily be led by Delek US’ management team, with Uzi Yemin serving as Chairman, President and Chief Executive Officer, Fred Green as Executive Vice President and Chief Operating Officer and Kevin Kremke as Executive Vice President and Chief Financial Officer. The Special Committee of Alon’s board of directors nominated David Wiessman as a new director to be added to the Delek US board and Ron Haddock as a new director to be added to the board of Delek Logistics GP, LLC, which is Delek Logistics Partners, LP’s (NYSE: DKL) (“Delek Logistics”) general partner. As outlined in the merger agreement, within 30 days after the closing of the transaction, Delek US will increase the size of its board of directors by one seat and appoint Mr. Wiessman to such newly created seat. In addition, the board of directors of Delek Logistics’ general partner will increase the size of its board of directors by one seat and appoint Mr. Haddock to such newly created seat.

Combined Operations Overview
Following the close on July 1, the combined company will have a broad platform consisting of refining, logistics, retail and wholesale marketing, as well as renewables and asphalt operations:

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The refining system will have approximately 300,000 barrels per day of crude throughput capacity consisting of four locations and an integrated retail platform that includes approximately 300 locations serving central and west Texas and New Mexico.

•	Logistics operations will include Delek Logistics, which can benefit from future drop downs and organic projects to support a larger refining system.

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The marketing operation will supply over 350 wholesale locations, have unbranded wholesale sales of approximately 145,000 barrels per day of light products in 13 states, and have utilization of 450,000 barrels per month of space on the Colonial Pipeline System.

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The company will have an integrated asphalt business consisting of operations primarily in Texas, Arkansas, Oklahoma, California and Washington approaching 1.0 million tons of sales on an annual basis. This operation is supported through a combination of production and supply/exchange volume with 14 asphalt terminals in the operation.

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The biodiesel/renewable diesel assets, with a total capacity of approximately 61.0 million gallons per year, will include biodiesel plants in Cleburne, Texas and Crossett, Arkansas, and a renewable diesel and jet fuel plant in California.

Delek US will have a large presence in the Permian Basin. Its refining system will initially have access to approximately 207,000 barrels per day of Permian sourced crude out of an approximately 300,000-barrel-per-day crude throughput system, which equates to approximately 69 percent of the crude slate. This will result in the combined company being one of the largest buyers of Permian sourced crude among the independent refiners, creating opportunities to benefit from economies of scale in both refining and logistics. As a result of this combination, there will be a larger marketing presence with retail locations and wholesale marketing operations in the region that are integrated with the Big Spring, Texas refinery. From a logistics standpoint, the system will have access to crude oil pipelines, trucking and gathering operations in the area, in addition to Delek Logistics’ RIO joint venture crude oil pipeline in west Texas. This larger system also enhances the opportunities for Delek Logistics to expand its current participation in the highly attractive Permian Basin by supporting a larger operation.

About Delek US Holdings, Inc.
Following the close of this transaction on July 1, 2017, Delek US Holdings, Inc. will be a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets will consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Delek US Holdings will own 100 percent of the general partner and 81.6 percent of the limited partner interest in Alon USA Partners, LP (NYSE: ALDW), which owns a crude oil refinery in Big Spring, Texas, with a crude oil throughput capacity of 73,000 barrels per day and an integrated wholesale marketing business.

The logistics operations primarily consist of Delek Logistics Partners, LP. Delek US Holdings, Inc. and its affiliates also own approximately 63 percent (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP (NYSE: DKL) is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The asphalt operations will consist of owned or operated asphalt terminals serving markets from Tennessee to the west coast through a combination of non-blended asphalt purchased from third parties and produced at the Big Spring, Texas and El Dorado, Arkansas refineries. The renewables operations will consist of plants in Texas and Arkansas that produce biodiesel fuel and a renewable diesel facility in California.

The convenience store retail business is the largest 7-Eleven licensee in the United States and operates approximately 300 convenience stores which also market motor fuels in central and west Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.  These forward-looking statements include, but are not limited to, statements regarding the integration of the combined companies following the Alon transaction, transition plans, synergies, opportunities, anticipated future performance and financial position, and other factors.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties related to the ability to successfully integrate the businesses of Delek US and Alon, risks related to disruption of management time from ongoing business operations due to the integration implementation, the risk that any announcements relating to the integration could have adverse effects on the market price of Delek US' common stock, the risk that the transaction could have an adverse effect on the ability of Delek US and Alon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, uncertainty related to timing and amount of future share repurchases and dividend payments, risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the southern United States; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including the Form S-4 (Registration Statement No. 333-216298) filed by Delek Holdco, Inc., which was declared effective by the SEC on May 26, 2017.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements, except as required by applicable law or regulation.

Delek US Investor / Media Relations Contact:
Keith Johnson
Delek US Holdings, Inc.
Vice President of Investor Relations
615-435-1366